UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

ATHENA TECHNOLOGY ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-41144	87-2447308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

442 5th Avenue

New York, NY 10018

(Address of registrant’s principal executive offices, including zip code)

(970) 925-1572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by the stockholders of Athena Technology Acquisition Corp. II, a Delaware corporation (the “Company”), at its special meeting of stockholders held on September 10, 2025 (the “Extension Special Meeting”), the Company filed an amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Charter”), with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment extends the date by which the Company must consummate a business combination on a monthly basis for up to nine times by an additional one month each time for a total of up to nine months from September 14, 2025 to June 14, 2026 provided that Athena Technology Sponsor II, LLC or its affiliates or permitted designees will deposit into the trust account established by the Company in connection with the Company’s initial public offering of units of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and warrants to purchase shares of Class A Common Stock the lesser of (a) $25,000 and (b) $0.02 for each share of Class A Common Stock issued and outstanding that is subject to redemption and that has not been redeemed in accordance with the terms of the Charter upon the election of each such one-month extension unless the closing of the Company’s initial business combination shall have occurred.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 10, 2025, the Company held the Extension Special Meeting virtually via live webcast. As of the close of business on August 21, 2025, the record date for the Extension Special Meeting, there were 10,145,156 shares of Class A Common Stock outstanding, each of which was entitled to one vote per share with respect to the proposals brought before the Extension Special Meeting. A total of 10,081,190 shares of Class A Common Stock, representing 99.36% of the outstanding shares of Class A Common Stock entitled to vote at the Extension Special Meeting, were present in person or by proxy, constituting a quorum. The following are the voting results for the proposals considered and voted upon at the Extension Special Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 28, 2025.

Proposal 1 — Approval to amend the Charter to extend the date by which the Company must consummate a business combination from September 14, 2025 to up to June 14, 2026, subject to certain requirements.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,081,170	20	0	0

Based on the foregoing votes, the stockholders approved the Amendment to the Charter.

Stockholders holding 285,269 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the trust account. As a result, $3,335,294.38 (approximately $11.69 per share) will be withdrawn from the trust account to pay such redeeming holders.

Item 8.01. Other Events.

On September 12, 2025, the Company caused to be deposited $497.74 into the trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from September 14, 2025 to October 14, 2025 (the “Monthly Extension”). The Monthly Extension is the first of up to nine potential monthly extensions permitted under the Company’s Charter, as amended by the Amendment described under Item 5.03 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2025	ATHENA TECHNOLOGY ACQUISITION CORP. II

	By:	/s/ Isabelle Freidheim
	Name:	Isabelle Freidheim
	Title:	Chief Executive Officer

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